                                                        Exhibit 10(v)
                                                        -------------



R. G. BARRY CORPORATION
DEFERRED COMPENSATION PLAN
(Effective as of September 1, 1995)

R. G. BARRY CORPORATION DEFERRED COMPENSATION PLAN
(Effective as of September 1, 1995)


CONTENTS

----------------------------------------------------------------------------------

Section                                                                      Page

             ARTICLE I. ESTABLISHMENT AND PURPOSE
    1.1      Establishment                                                      1
    1.2      Purpose                                                            1
    1.3      Application of Plan                                                1

             ARTICLE II. DEFINITIONS AND CONSTRUCTION
    2.1      Definitions                                                        2
    2.2      Gender and Number; Headings                                        3

             ARTICLE III. ELIGIBILITY AND PARTICIPATION
    3.1      Eligibility                                                        4
    3.2      Participation; Classification of Participants                      4

             ARTICLE IV. DEFERRAL AMOUNTS; DEFERRAL ELECTIONS
    4.1      Types of Deferral Amounts                                          6
    4.2      Salary Deferral Amount Election                                    6
    4.3      Bonus Deferral Amount Election                                     6
    4.4      Matching Amount                                                    7
    4.5      Deferral Elections; Deferral Year Amounts                          8
    4.6      Special Provisions Relating to Change of Employment Status         8

             ARTICLE V. PAYMENT OF BENEFITS
    5.1      Time of Payment                                                   10
    5.2      Forms of Payment                                                  10
    5.3      Death Benefit                                                     10
    5.4      Disability Benefit                                                11
    5.5      Forfeiture for Misconduct                                         11
    5.6      Tax Liability                                                     11

R. G. BARRY CORPORATION DEFERRED COMPENSATION PLAN
(Effective as of September 1, 1995)


CONTENTS

----------------------------------------------------------------------------------

Section                                                                      Page

             ARTICLE VI. ACCOUNTS; CREDITED EARNINGS
    6.1      Participant Accounts                                              12
    6.2      Adjustment of Accounts; Account Balances                          12
    6.3      Credited Earnings                                                 13
    6.4      Vesting                                                           13
    6.5      Account Statements                                                13

             ARTICLE VII. ADMINISTRATION
    7.1      Administration                                                    15
    7.2      Rules                                                             15
    7.3      Finality of Determination                                         15
    7.4      Expenses                                                          15
    7.5      Indemnification and Exculpation                                   15
    7.6      Appeals from Denial of Claims                                     16

             ARTICLE VIII. FUNDING
    8.1      Funding                                                           17
    8.2      Grantor Trust                                                     17

             ARTICLE IX. AMENDMENT; TERMINATION; MERGER
    9.1      Amendment and Termination                                         18
    9.2      Merger, Consolidation, or Sale of Assets                          18

             ARTICLE X. PARTICIPATION IN AND WITHDRAWAL
             FROM THE PLAN BY AN EMPLOYER
    10.1     Adoption Procedure                                                19
    10.2     Withdrawal from the Plan                                          19

R. G. BARRY CORPORATION DEFERRED COMPENSATION PLAN
(Effective as of September 1, 1995)


CONTENTS

----------------------------------------------------------------------------------

Section                                                                      Page

             ARTICLE XI. GENERAL PROVISIONS
    11.1     Beneficiary Designation                                           21
    11.2     Nonalienation                                                     21
    11.3     Employer-Employee Relationship                                    22
    11.4     Incompetence                                                      22
    11.5     Binding on Employer, Employee, and Their Successors               22
    11.6     Severability                                                      22
    11.7     Applicable Law                                                    23

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1 ESTABLISHMENT
R. G. Barry Corporation ("Company") hereby establishes, effective as of September 1, 1995, an unfunded deferred compensation plan for eligible employees, as described herein, which plan shall be known as the "R. G. Barry Corporation Deferred Compensation Plan" ("Plan").

1.2 PURPOSE
The purpose of the Plan is to provide eligible employees of the employer a means of deferring amounts payable to them by the employer to a future payment date. The Plan is intended to provide such eligible employees with a degree of flexibility in their total compensation financial planning. This Plan is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and as such it is intended that the Plan be exempt from the relevant requirements of Title I of ERISA. The Plan is not intended to satisfy the qualification requirements of Code Section 401.

1.3 APPLICATION OF PLAN
The Plan shall be applicable only with respect to the eligible employees of the employer who are actively employed by the employer on or after August 31, 1995.

ARTICLE II. DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS
Whenever used in the Plan, the following terms shall have the meaning set forth below unless otherwise expressly provided:

(a) "ACCOUNT" means the recordkeeping account which is maintained in the name of a Participant to account for any Salary Deferral Amounts, Bonus Deferral Amounts, Matching Amounts, and Credited Earnings which may be credited or debited to his Account from time to time, as provided in Article VI.

(b) "AFFILIATE" means a corporation or noncorporate entity which the Committee determines to be an affiliated entity of the Company.

(c) "BENEFICIARY" means the person, persons or trust designated by a Participant, as provided in Section 11.1.

(d) "BONUS" means any bonus award which an Eligible Employee may become eligible to receive under the Company's Short Term Incentive Plan.

(e)     "BONUS DEFERRAL AMOUNT" means that portion of an Eligible
        Employee's Bonus which he has elected to defer, as provided in
        Section 4.3.

(f) "CODE" means the Internal Revenue Code of 1986 and the regulations issued thereunder, as amended from time to time.

(g) "COMMITTEE" means the Committee which is responsible for administering the Plan, as provided in Section 7.1.

(h) "COMPANY" means R. G. Barry Corporation and any successors thereto, as provided in Section 9.2.

(i) "CREDITED EARNINGS" means the earnings or loss amounts credited or debited to a Participant's Account, as provided in Section 6.3.

(j) "DEFERRAL AMOUNTS" means Salary Deferral Amounts and Bonus Deferral Amounts, as more fully described in Article IV.

(k) "DEFERRAL YEAR" means a Plan Year for which an Eligible Employee is making a deferral election, as provided in Article IV.

(l) "DEFERRAL YEAR AMOUNT" means the amount as described in Section 4.5(b). As indicated in such Section, Deferral Year Amounts shall be known by their Deferral Year (such as a Participant's 1995 Deferral Year Amount).

(m) "ELIGIBLE EMPLOYEE" means, for any Plan Year, an Employee who received an annual base salary of $95,000 in the preceding Plan Year; provided, however, that solely with respect to the initial Plan Year beginning September 1, 1995, any Employee whose annual base salary for 1995 is projected to be $95,000 or more shall be an Eligible

Employee. Section 3.1 provides additional information about Eligible Employees.

(n) "EMPLOYEE" means an individual who is a common law employee of the Company or an Affiliate.

(o) "EMPLOYER" means the Company and any Affiliate which has adopted the Plan in accordance with Section 10.1.

(p) "ENTRY DATE" means January 1, April 1, July 1 and October 1 of each Plan Year and, solely with respect to the initial Plan Year, September 1, 1995.

(q) "MATCHING AMOUNT" means the allocations made by an Employer conditioned on Salary Deferral Amounts and/or Bonus Deferral Amounts, as provided in Section 4.4.

(r) "PARTICIPANT" means an Eligible Employee who has become a Participant under the Plan, as described in Section 3.2.

(s)     "PLAN" means the R. G. Barry Corporation Deferred Compensation
        Plan as set forth herein, and as it may be amended from time to time.

(t) "PLAN YEAR" means each 12-month period beginning January 1 of each calendar year and ending on December 31 of the same calendar year. The initial Plan Year shall be the short year beginning September 1, 1995 and ending December 31, 1995.

(u) "SALARY DEFERRAL AMOUNT" means that portion of an Eligible Employee's salary which he has elected to defer, as provided in Section 4.2.

2.2 GENDER AND NUMBER; HEADINGS
Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

ARTICLE III. ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY
Each Employee shall become an "Active Participant" under the Plan on the Entry Date on which his election to make Deferral Amounts under the Plan becomes effective, as provided in Article IV, coincident with or next following the latest to occur of--

(a)           the date he is employed as an Eligible Employee,

(b) the date he is credited with at least one year of Eligibility Service (defined below),

(c)           the date on which he attains the age of at least 21 years, or

(d) the date, on or after September 1, 1995, that the Plan was made applicable to the Employer of the individual.

One year of "Eligibility Service" shall mean the first 12-consecutive-month period, beginning on the Employee's employment commencement date, during which the Employee completes 1,000 or more hours of service determined in accordance with Labor Reg. Section 2530.200b-2 on the basis of an assumed 45 hours of service per week for each week for which the Employee would have received at least one hour of service. If the Employee does not actually have 1,000 or more hours of service during the 12-month period beginning with his employment commencement date, then one year of "Eligibility Service" shall mean the first Plan Year (beginning with the Plan Year in which such initial 12-month period ends) during which he actually has 1,000 or more hours of service as defined above.

The Committee shall provide each Eligible Employee who is eligible to become a Participant with notice of his status, so as to permit such Eligible Employee the opportunity to make the deferral elections provided for under Article IV. Such notice may be given at such time and in such manner as the Committee may determine from time to time.

3.2 PARTICIPATION; CLASSIFICATION OF PARTICIPANTS
Each Eligible Employee who has had a Deferral Amount credited to his Account under the Plan shall be a Participant under the Plan. Such Eligible Employee shall continue as a Participant under the Plan so long as there is a balance credited to his Account under the Plan. There shall be two classifications of Participants under the Plan, as follows:

(a) "Active" Participant--A Participant shall be an "active" Participant under the Plan at all times when he is both an Eligible Employee and he is a Participant with a balance credited to his Account.

(b) "Inactive" Participant--A Participant shall be an "inactive" Participant under the Plan during all periods when he has a balance credited to his Account and he is not an Eligible Employee. This classification shall include, without limitation, a former Employee or an Employee other than an Eligible Employee who has a balance credited to his Account.

The term "Participant" shall refer to both active and inactive Participants, unless a Participant is separately identified by participation classification.

ARTICLE IV. DEFERRAL AMOUNTS; DEFERRAL ELECTIONS

4.1 TYPES OF DEFERRAL AMOUNTS
There are two types of Deferral Amounts which may be applicable to a Participant under the Plan: the Salary Deferral Amounts as described in
Section 4.2 and the Bonus Deferral Amounts as described in Section 4.3. The Matching Amounts as described in Section 4.4 are dependent upon Deferral Amounts. Section 4.5 describes certain deferral election provisions which are applicable to Deferral Amounts.

4.2 SALARY DEFERRAL AMOUNT ELECTION
(a) SALARY DEFERRAL AMOUNT. An Eligible Employee may elect to defer up to 25 percent of the base salary he may be entitled to receive from the Employer. The amount to be so deferred shall be specified as a whole percentage of his base salary with respect to each payroll period.
(b) ELECTION OF SALARY DEFERRAL AMOUNT. To make an election of a Salary Deferral Amount, the Eligible Employee must file a deferral election form with the Committee, as described in this
              Article IV. Each such election shall be made with respect to a Deferral Year and all payroll periods applicable to the Eligible Employee which begin within such Deferral Year. For example, an election of a Salary Deferral Amount for the 1996 Deferral Year shall apply to all payroll periods of the Eligible Employee which begin on any date after December 31, 1995 and before December 31, 1996. An election filed for a Deferral Year shall only be applicable for such Deferral Year, and the election therein shall not be effective for any payroll period beginning after the close of the Deferral Year. For an election of a Salary Deferral Amount to become effective for a Deferral Year, the Eligible Employee must file the appropriate deferral election form by no later than the day before the subject Deferral Year begins. The first Deferral Year for which a Salary Deferral Amount election may be made is the 1995 Deferral Year and the payroll periods beginning within such Deferral Year. The additional provisions in Section
              4.5 shall apply to elections under this Section 4.2.

4.3 BONUS DEFERRAL AMOUNT ELECTION
(a) BONUS DEFERRAL AMOUNT. An Eligible Employee may elect to defer all or any portion of any Bonus he may be awarded by the Employer. The amount to be so deferred shall be specified as a whole percentage of the Bonus with respect to a Deferral Year. Notwithstanding any Plan provisions to the contrary, the maximum Bonus Deferral Amount for any Deferral Year shall not exceed the difference between (1) 25 percent of the Eligible Employee's base salary for the Deferral Year and (2) the Salary Deferral Amount allocated under
              Section 4.2 with respect to such Deferral Year.

(b) ELECTION OF BONUS DEFERRAL AMOUNT. To make an election of a Bonus Deferral Amount, the Eligible Employee must file a deferral election form with the Committee, as described in this Article
              IV. Each such election shall be made with respect to a Deferral Year and the Bonus from the Employer which is made with respect to such Deferral Year and which is payable after the last day of the Deferral Year. For purposes of the Plan, for a Bonus to be made with respect to a Deferral Year, it must be awarded by the Employer during or after such Deferral Year and be designated as having been made for such Deferral Year. For example, an election of a Bonus Deferral Amount for the 1996 Deferral Year shall apply to the Bonus to the Eligible Employee which is made by the Employer after such Deferral Year and which is designated as having been made for such Deferral Year. An election filed for a Deferral Year shall only be applicable for such Deferral Year, and the election therein shall not be effective for any subsequent Deferral Year. For an election of a Bonus Deferral Amount to become effective for a Deferral Year, the Eligible Employee must file the appropriate deferral election form by no later than the day before the Deferral Year begins. The first Deferral Year for which a Bonus Deferral Amount election may be made is the 1996 Deferral Year and the Bonus earned with respect to such Deferral Year. The additional provisions in Section 4.5 shall apply to elections under this Section 4.3.

4.4 MATCHING AMOUNT
For each Plan Year, each Employer shall allocate a Matching Amount on behalf of each Participant who has elected to defer a Salary Deferral Amount or Bonus Deferral Amount for the Plan Year. The Matching Amount shall equal 50 percent of the Salary Deferral Amount deferred by a Participant for each payroll period; provided, however, that the maximum Matching Amount shall not exceed one percent of the Participant's base salary for each payroll period. In addition, the Matching Amount shall equal 50 percent of the Bonus Deferral Amount deferred by a Participant; provided, however, that the maximum Matching Amount for a Plan Year, including the Matching Amount attributable to the Salary Deferral Amount, shall not exceed one percent of the Participant's annual base salary. Matching Amounts to be allocated on behalf of a Participant for any Plan Year shall be determined in reference to each payroll period within such

Plan Year and to the date when the Bonus earned during the Plan Year would be paid if no deferral election applied.

4.5 DEFERRAL ELECTIONS; DEFERRAL YEAR AMOUNTS
(a) DEFERRAL ELECTIONS. All deferral elections as provided for under Sections 4.2 and 4.3, respectively, shall be made on a deferral election form(s) as prescribed by the Committee. In addition to specifying the Deferral Amount on the deferral election form, the Eligible Employee shall specify the form of payment which shall be applicable with respect to any Deferral Year Amount for the Deferral Year, as provided for in Article V. All such deferral elections shall become irrevocable for the subject Deferral Year once the Deferral Year has commenced or, if later, the date the election is filed pursuant to Section 4.6. Only Eligible Employees are eligible to file deferral election forms as provided for in this Section 4.5 and Sections 4.2 and 4.3, and inactive Participants are not eligible to file such forms.
(b) DEFERRAL YEAR AMOUNT. In each case where a Participant has filed a deferral election under Section 4.2 or 4.3, the Deferral Amount which is the subject of each such election together with the related Matching Amount and any Credited Earnings attributable thereto, as the same may be adjusted from time to time, shall be known as his Deferral Year Amount. For example, an Eligible Employee's Salary Deferral Amount and/or Bonus Deferral Amount for the 1996 Deferral Year together with the related Matching Amount and the Credited Earnings attributable thereto, as adjusted from time to time, shall be his 1995 Deferral Year Amount. All deferral elections filed by a Participant with respect to a particular Deferral Year shall designate the same form of payment with respect to the entire Deferral Amount. If a Participant files multiple conflicting elections, the terms of the election regarding a Salary Deferral Amount will govern.

4.6 SPECIAL PROVISIONS RELATING TO CHANGE OF EMPLOYMENT STATUS
As provided in Sections 4.2, 4.3 and 4.5, only Eligible Employees are eligible to make deferral elections. The provisions of this Section 4.6 shall apply where an Eligible Employee has a change of employment status during a Deferral Year, as described below:

(a) NEW ELIGIBLE EMPLOYEE. If an individual first satisfies all of the eligibility requirements described in Section 3.1 during a Deferral Year, he shall be permitted to make a Salary Deferral Amount election for the remaining payroll periods of such Deferral Year. To make such election, the Eligible Employee must file the appropriate deferral election form with the Committee no later than the day before the Entry Date next following the date on which he satisfied all of the eligibility requirements, and such election shall remain in effect for each payroll period beginning on or after such Entry Date and beginning within the subject Deferral Year. Such Eligible Employee shall not be permitted to make a Bonus Deferral Amount election for such initial Deferral Year unless his participation commencement coincides with the beginning of a Plan Year. Any deferral election as described in this Section 4.6 shall become irrevocable when the appropriate form is filed with the Committee. Except where specifically provided in this Section 4.6(a), the remaining provisions of this Article IV relating to deferral elections shall apply to elections under this Section 4.6(a).
(b) CESSATION OF STATUS AS AN EMPLOYEE. In any case where an Eligible Employee has any deferral election in effect for a Deferral Year, and he terminates employment as an Employee during such Deferral Year, any Salary Deferral Amount election in effect for such Deferral Year shall cease with the close of the payroll period in which he terminates employment, and any Bonus Deferral Amount election in effect for such Deferral Year shall be void with respect to any Bonus payable after his termination of employment. Amounts deferred under any such election prior to its discontinuance shall be payable as provided in Article V.

ARTICLE V. PAYMENT OF BENEFITS

5.1 TIME OF PAYMENT
A Participant (or his Beneficiary) shall become eligible to receive a distribution of his Account under the Plan upon the earliest to occur of the following events:

(a) the Participant's termination of employment as an Employee of the Company and any Affiliate,
(b)           the Participant becomes totally and permanently disabled, and
(c)           the Participant dies.

5.2 FORMS OF PAYMENT
On each deferral election form filed by an Eligible Employee pursuant to
Section 4.5, such Eligible Employee shall specify the form of payment for the Deferral Year Amount; provided, however, that his Deferral Year Amounts for a particular Plan Year must be payable in the exact same form. In making such designation, the Eligible Employee may designate payment in the form of a single lump sum payment or payment in the form of annual installment payments payable for five or ten years. Annual installment payments will commence as soon as administratively practicable after a Participant's termination of employment and will continue on each anniversary of the initial payment. If for any reason the Eligible Employee fails to make an effective designation under this Section 5.2, payment of the Deferral Year Amount the subject of the deferral election shall be made in the form of a single lump sum payment. Except as otherwise provided in Sections 5.3 and 5.4, all benefit payments under the Plan with respect to a Participant shall be made to the Participant in the payment forms as specified in his applicable deferral election forms or as provided in the next preceding sentence.

5.3 DEATH BENEFIT
If a Participant shall die with a balance credited to his Account, such balance shall be paid to his applicable designated Beneficiary or Beneficiaries as provided herein. With respect to all Deferral Year Amounts which are credited to his Account and have not been paid as of the Participant's death, the then current balance of each such Deferral Year Amount payable to a designated Beneficiary shall be paid to the designated Beneficiary in the form of a lump sum payment as soon as administratively practicable after proof of death is provided to the Committee.

5.4 DISABILITY BENEFIT
If a Participant shall become totally and permanently disabled, as determined by the Committee in its absolute discretion, with a balance credited to his Account, such balance shall be paid to the Participant in the form of a single lump sum payment as soon as administratively practicable after the Committee determines that the Participant has become disabled.

5.5 FORFEITURE FOR MISCONDUCT
Notwithstanding any Plan provisions to the contrary, a Participant (or his Beneficiary) shall have no right to the Matching Amounts and related earnings portion of his Account under this Plan if the Committee or the Company determines that the Participant engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Company or any of its Affiliates.

5.6 TAX LIABILITY
An Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

ARTICLE VI. ACCOUNTS; CREDITED EARNINGS

6.1 PARTICIPANT ACCOUNTS
The Committee shall maintain, or cause to be maintained, a bookkeeping Account for each Participant for the purpose of accounting for the Participant's beneficial interest under the Plan, which interest is attributable to Deferral Amounts, Matching Amounts, and any Credited Earnings credited to such Participant under the Plan, as adjusted to reflect charges against such Account.

Since Participants make deferral elections with respect to specified Deferral Years, the Committee shall also maintain within each Participant's Account subaccounts, as the case may be, such Deferral Year Amount subaccounts as may be necessary to identify specific Deferral Year Amounts (such as, the 1995 Deferral Year Amount, 1996 Deferral Year Amount, etc. subaccounts). In addition to the foregoing bookkeeping subaccounts maintained for such Participant, the Committee shall maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts under the Plan, and to carry out the intent and purposes of the Plan.

6.2 ADJUSTMENT OF ACCOUNTS; ACCOUNT BALANCES
Each Participant's Account shall be adjusted to reflect all Deferral Amounts credited to his Account, all Matching Contributions credited to his Account, all Credited Earnings credited or debited to his Account and all benefit payments charged to his Account. A Participant's elected Salary Deferral Amounts and Bonus Deferral Amounts, as provided for in Sections 4.2 and 4.3, respectively, shall be credited to the Participant's Account as of the date on which the amount which is being deferred would have become payable to the Participant in the absence of the subject deferral election, and shall be credited to the applicable subaccount within such Account by reference to the applicable Deferral Year. The Matching Amounts related to such Deferral Amounts shall be credited to the Participant's Account as of the date on which the related Salary Deferral Amount and/or Bonus Deferral Amount are credited to the applicable subaccount within such Account by reference to the applicable Deferral Year. Credited Earnings on the balances in a Participant's Account shall be credited or debited as provided in Section 6.3. Charges to a Participant's Account to reflect benefit payments under the Plan shall be made as of the date of any such payment, and shall be charged to the applicable subaccount within such Account. As of any relevant date, the balance standing to the credit of a

Participant's Account, and each separate subaccount comprising such Account, shall be the respective balance in such Account and the component subaccounts as of the close of business on such date, and after all applicable credits and charges have been posted through such date.

6.3 CREDITED EARNINGS
Each Participant shall be credited or debited with Credited Earnings on the balances in his Account, and the crediting or debiting thereof shall be made to and by reference to the subaccount balances in such Account. Such Credited Earnings shall be credited or debited to such Account as of the last day of each quarter of the Plan Year and at such other date or dates as necessary when distributions are being made. In crediting or debiting such Credited Earnings, all Salary Deferral Amounts and related Matching Amounts credited to a Participant's Account during the applicable Plan Year shall be deemed to have been credited to his Account as of the date on which the salary was otherwise payable absent a deferral election, and Bonus Deferral Amounts and related Matching Amounts shall be deemed to have been credited to his Account as of the day such Bonus otherwise would have been actually paid to the Participant. The Credited Earnings rate for the applicable quarter of the Plan Year shall be equal to the prime rate of interest as of the first business day of each quarter as published in the Wall Street Journal. Distributions which are triggered by events occurring during the Plan Year shall include Credited Earnings determined until the distribution is completed based on the applicable rate in effect and prorated using completed days.

The Committee shall make all determinations with respect to the applicable Credited Earnings rate in effect from time to time and with respect to the crediting or debiting of such Credited Earnings to Accounts, and such determinations shall be final and binding on all interested parties.

6.4 VESTING
A Participant shall have a fully vested and nonforfeitable beneficial interest in the balance standing to the credit of his Account as of any relevant date, subject to the provisions of Section 5.5 and to the conditions and limitations on the payment of amounts from such Account as provided in the Plan.

6.5 ACCOUNT STATEMENTS
The Committee shall provide each Participant with a statement of the status of his Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine from time to time, and such statement shall be in the format as prescribed by the Committee.

ARTICLE VII. ADMINISTRATION

7.1 ADMINISTRATION
This Plan shall be administered by the Committee appointed pursuant to the terms of the R. G. Barry Corporation Salaried Employees' Pension Plan ("Pension Plan"), as amended and restated effective as of January 1, 1989, and as the same is amended from time to time. The Committee shall administer this Plan in a manner consistent with the administration of the Pension Plan, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Code Section 401. The Committee shall have the same rights and authority granted to it under the Pension Plan, which shall include the full discretionary power and authority to determine all questions relating to eligibility and amount of benefits and to interpret, construe and administer this Plan. The Committee shall establish and maintain such accounts or records as the Committee may from time to time consider necessary. Members of the Committee shall not participate in any action or determination regarding their own benefits under the Plan.

7.2 RULES
The Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary and appropriate. The Committee shall also prescribe such deferral election forms and other administrative forms as it deems necessary to carry out the provisions of the Plan.

7.3 FINALITY OF DETERMINATION
The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

7.4 EXPENSES
The expenses of administering this Plan shall be borne by the Employers in the proportions determined by the Committee.

7.5 INDEMNIFICATION AND EXCULPATION
The members of the Committee, its agents, and officers, directors, and employees of the Company or any other Employer shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability, or expense (including any attorneys' fees and court costs) that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's willful misconduct.

7.6 APPEALS FROM DENIAL OF CLAIMS
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within a reasonable period of time (not to exceed 90 days after receipt of the claim, or if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) setting forth the following information:

(a)           The specific reason or reasons for the denial;
(b) Specific reference to pertinent Plan provisions on which the denial is based;
(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
(d) An explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within 60 days after such notice has been received, a written request for such review; and
(e) If such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in Section 7.6(d).
The decision of the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE VIII. FUNDING

8.1 FUNDING
It is intended that the Employer is under a contractual obligation to make the payments from a Participant's Account when due. All amounts paid under the Plan shall be paid in cash or cash equivalents from the general assets of the participating Employers. Deferral Amounts, Matching Amounts, and Credited Earnings shall be reflected on the accounting records of the Employer, as provided for under the Plan, but such records shall not be construed to create, or require the creation of, a trust, custodial or escrow account with respect to any Participant. No Participant shall have any right, title or interest whatsoever in or to any investment reserves, accounts or funds that the Employers may purchase, establish or accumulate to aid in providing the benefit payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between an Employer or the Committee and a Participant or any other person. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of an unsecured general creditor of the Employer.

8.2 GRANTOR TRUST
In accordance with and consistent with Section 8.1, the Employers may from time to time establish a grantor trust arrangement to create a fund of assets to be available to pay benefits when they become due under this Plan. The creation of any grantor trust shall not create any greater rights with respect to Participants than as provided in such Section 8.1 and the grantor trust agreement. Also, the creation of such a grantor trust shall in no way be applied or be construed so that the Plan is anything other than an unfunded plan as described in Section 1.2.

ARTICLE IX. AMENDMENT; TERMINATION; MERGER

9.1 AMENDMENT AND TERMINATION
The board of directors of the Company, in its absolute discretion, without notice, at any time and from time to time, may modify and amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his Beneficiary in the case of the death of a Participant), reduce the right of a Participant (or his Beneficiary as the case may be) to a distribution to which he is otherwise entitled in accordance with the provisions of the Plan prior to such change. Such action of the board of directors of the Company shall be binding upon all other Employers. In the event of a termination of the Plan, no further deferral elections may be made under the Plan, and amounts which are then payable, or which become payable under the terms of the Plan, shall be paid as scheduled in accordance with the provisions of the Plan; provided, however, that the Company reserves the right, in its sole discretion, to accelerate payments to the affected Participants in the event of a complete or partial termination of the Plan.

9.2 MERGER, CONSOLIDATION, OR SALE OF ASSETS
In the event that an Employer should be liquidated, dissolved, or become a party to a merger or consolidation where the Employer is not the surviving corporation, the Plan with respect to such Employer shall terminate at the time of such event, unless the successor or acquiring corporation shall elect to continue and carry on the Plan. In the event such Plan termination occurs, the provisions of Section 9.1 relating to Plan terminations shall become applicable, provided that any successor or acquiring corporation may elect to accelerate payments with respect to its Employees under the Plan.

ARTICLE X. PARTICIPATION IN AND WITHDRAWAL FROM THE PLAN BY AN EMPLOYER

10.1 ADOPTION PROCEDURE
With the consent of the Company, any Affiliate which is providing Bonuses and/or salary to its Employees may adopt this Plan for a select group of management or highly compensated persons in its employment on express condition that the Company assumes no liability as a result of any such adoption of this Plan by any other organization and its employees. Such other organization may adopt this Plan by--

(a) executing an adoption instrument adopting the Plan with respect to all or any particular classification or classifications of persons in its employment, and agreeing to be bound as a participating Affiliate by all the terms, provisions, conditions, and limitations of the Plan; and
(b) compiling and submitting all information required by the Company with reference to persons in its employment eligible for membership in the Plan.
The adoption instrument executed by any such organization may contain such changes and variations in Plan terms as may be acceptable to the Company. The adoption instrument shall specify the effective date of such adoption of the Plan and the name of the Plan as it pertains to such adopting organization and its Employees and shall become, as to such organization and persons in its employment, a part of this Plan. However, the sole, exclusive right to amend or terminate the Plan is reserved by the board of directors of the Company. It shall not be necessary for the adopting Affiliate to sign or execute the original or then amended Plan document. The participating Affiliate shall assume all the rights, obligations, and liabilities of an Employer under the Plan. The administrative powers and control of the Company, as provided in the Plan, including the sole right to administer, amend, or terminate the Plan, shall not be diminished by reason of the participation of any such adopting Affiliate.

10.2 WITHDRAWAL FROM THE PLAN
Any participating Employer other than the Company, by action of its board of directors or other governing body, may elect to withdraw from the Plan by giving 90 days' advance written notice of its election to the board of directors of the Company, unless the board of directors of the Company waives such advance notice or agrees to a shorter advance notice period. Such Employer's election to withdraw from the Plan shall be subject to the consent of the board of directors of the Company. The board of directors of the Company may in its absolute discretion terminate the participation of any Employer at any time.

ARTICLE XI. GENERAL PROVISIONS

11.1 BENEFICIARY DESIGNATION
A Participant shall designate a Beneficiary or Beneficiaries who, upon his death, are to receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee during the lifetime of the Participant. A Participant may from time to time during his lifetime change a designated Beneficiary or Beneficiaries by filing a new Beneficiary designation form with the Committee. If a designated Beneficiary dies after the Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be continued to such Beneficiary's estate. In the event a Participant shall fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payments, or if for any reason such designation shall be ineffective, in whole or in part, or if no designated Beneficiary survives the Participant, any payment that otherwise would have been paid to such Participant shall be paid to his estate, and in such event, his estate shall be his Beneficiary with respect to such payments.

11.2 NONALIENATION
No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this Section 11.2, no benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Company or other Affiliate by the Participant with respect to whom such amount would otherwise be payable shall have been fully paid. At the time of any payment, the Company has the right to offset the payment by any such debts or obligations.

11.3 EMPLOYER-EMPLOYEE RELATIONSHIP
The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to the Employee. An Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant under this Plan. No provision in this Plan shall entitle an Employee to participate in or receive a Bonus.

11.4 INCOMPETENCE
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for such person's affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment so made shall be a complete discharge of liability therefor under the Plan.

11.5 BINDING ON EMPLOYER, EMPLOYEE, AND THEIR SUCCESSORS
This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Employee, his heirs, executors, administrators, and legal representatives. The provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer of the particular Employee with respect to the relevant Deferral Amounts, Matching Amount, and Credited Earnings.

11.6 SEVERABILITY
In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

11.7 APPLICABLE LAW
The Plan shall be governed and construed in accordance with the laws of the State of Ohio, except to the extent such laws are preempted by any applicable Federal law.



                              * * * * * * * * * *


IN WITNESS WHEREOF, R. G. Barry Corporation has caused this instrument to be executed by its duly authorized officers on this _______________ day of _____________________________, 1995, effective as of September 1, 1995.


                                         R. G. BARRY CORPORATION


                                         By: ___________________________________
                                               Vice President of Human Resources




                                         By: ___________________________________
                                               Senior Vice President of
                                               Finance and Treasurer




                                         By: ___________________________________
                                               Vice President of Finance
                                               and Assistant Treasurer